[DESCRIPTION] Consent of Accountant and Attorney


James E. Raftery, CPA, PC
12946 S. Stapley Drive, Suite 103                                (480)835-1040
Mesa, Arizona 85204                                         FAX: (480)835-8832


                                  CONSENT OF AUDITOR


I hereby consent to the use of my name in the First Amendment to the Form SB-2 Registration Statement of Uptown Restaurant Group, Inc.


                                  James E. Raftery CPA


June 1, 2000


Member, American Institute of Certified Public Accountants and Arizona Society of Certified Public Accountants.
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                             R. MICHAEL JACKSON
			                           Attorney at Law
                   705 Union Tower, 165 S Union Boulevard
                          Lakewood, Colorado 80228
Office:(303)969-0808   Email:rmichaeljackson@msn.com    Fax:(303)986-5191



                                 	CONSENT OF ATTORNEY



I hereby consent to the use of my name in the First Amendment to the Form SB-2
Registration Statement of Uptown	Restaurant Group, Inc.



                                  R. Michael Jackson

June 1, 2000
Lakewood, Colorado